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                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549


                                      FORM 8-K


                                   CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest event report):  June 22, 2000


                               DEVON ENERGY CORPORATION
               (Exact Name of Registrant as Specified in its Charter)


             DELAWARE                   001-30176             73-1567067
(State or Other Jurisdiction of  (Commission File Number)    (IRS Employer
Incorporation or Organization)                           Identification Number)


            20 NORTH BROADWAY, SUITE 1500, OKLAHOMA CITY, OK      73102
             (Address of Principal Executive Offices)           (Zip Code)


         Registrant's telephone number, including area code:  (405) 235-3611










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ITEM 5. Other Events

       The Company announced in a press release that it had priced a private placement of 20-year, zero coupon convertible debentures. The effective yield on the debentures is 3.875 percent per annum, and the conversion ratio is a 40% premium to the Company's closing stock price on the day before the pricing.

ITEM 7. Financial Statements and Exhibits

       (c) Exhibits

           99 Press Release dated June 22, 2000.



                                   SIGNATURES

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                        DEVON ENERGY CORPORATION




                                        By:  /s/ William T. Vaughn
                                             Senior Vice President - Finance


Date:  June 22, 2000